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EXHIBIT 4.4

                          VOID AFTER DECEMBER 9, 2000
NUMBER                      REDEEMABLE WARRANT TO                  WARRANT
                            PURCHASE COMMON STOCK


                   PROFLIGHT MEDICAL RESPONSE, INC.
                                                         CUSIP 74317P 11 5

THIS CERTIFIES that, for value received

or registered assigns (the 'Registered Holder'), is the owner of the number of Common Stock Purchase Warrants ('Warrants') specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one (1) fully paid and nonassessable share of Common Stock, $.001 par value ('Common Stock'), of Proflight Medical Response, Inc., a Colorado corporation (the 'Company'), at any time prior to the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate, with the Subscription Form on the reverse hereof, duly executed at the corporate office of American Securities Transfer & Trust, Inc., as Warrant Agent or its successor (the 'Warrant Agent'), accompanied by payment of $6.00 (the 'Purchase Price'), in lawful money of the United States of America in cash or by official bank or certified check made payable to the order of the Company.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set
forth in the Warrant Agreement dated           (the 'Warrant Agreement'), by and
among the Company and the Warrant Agent.

     In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price, or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby, is subject to modification or adjustment.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Colorado.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

PROFLIGHT MEDICAL RESPONSE, INC.

Dated:

                                  By: KEVIN L. BURCKHARDT
                                    --------------------------
                                       President and CEO

                                      JANE S. BURCKHARDT
                                    --------------------------
                                             Secretary
COUNTERSIGNED AND REGISTERED:

American Securities Transfer & Trust, Inc.
P.O. Box 1596
Denver, Colorado 80201

By
  -----------------------------------------
    Warrant Agent Authorized Signature




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                        PROFLIGHT MEDICAL RESPONSE, INC.

             TRANSFER FEE: $20.00 PER NEW CERTIFICATE ISSUED

     The following abbreviations when used in the inscription on the face of this instrument, shall be construed as though they were written and in full according to applicable laws or regulations:

    TEN COM  --as tenants in common         UNIF GIFT MIN ACT-Custodian
    TEN ENT  --as tenants by the entireties              ----------------------
    JT TEN   --as joint tenants with right               (Cust)         (Minor)
               of surivorship and not as          under Uniform Gifts to Minors
               tenants in common                  Act
                                                     -------------------------
                                                               (State)

    Additional abbreviations may also be used though not in the above list.

                              SUBSCRIPTION FORM
                         To Be Executed by the Holder
                        in Order to Exercise Warrants

The undersigned hereby elects to exercise _____________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities be issued in the name of:

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

-----------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
                        Please print or type name and address
and be delivered to

-----------------------------------------------------------------------------

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                   Please print or type name and address

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

    Dated:           X
          --------     -----------------------------------------------------

                     X
                       -----------------------------------------------------

Address:
                       -----------------------------------------------------

                       -----------------------------------------------------

Signature Guaranteed:
                       -----------------------------------------------------


                               ASSIGNMENT
                  (To be Executed by the Registered Holder
                       In Order to Assign Warrants)

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

FOR VALUE RECEIVED,------------------------hereby sells,

assigns and transfers to ----------------------------------------------------

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                 (Please Print Name and Address Including Zip Code)
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Warrants represented by this Warrant Certificate and hereby irrevocable constitutes and appoint------------------------------------------------------

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Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

                             Signature   X
                                          ----------------------------------

Signature(s) Guaranteed:                 X
                                          ----------------------------------

-----------------------------

The signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.


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